As filed with the Securities and Exchange Commission on October 1, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________

Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
_____________________________________

Delaware	27-1069557
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
 650 Castro Street, Suite 400
Mountain View, California
94041
(800) 379-7873
(Address of principal executive offices, including zip code)

____________________________________

Great Dane Systems, Inc. 2014 Stock Incentive Plan
Portworx Inc. 2020 Equity Incentive Plan
(Full titles of the plans)
_____________________________________

Charles Giancarlo
Chief Executive Officer
Pure Storage, Inc.
650 Castro Street, Suite 400
Mountain View, California 94041
(800) 379-7873
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark P. Tanoury John T. McKenna Seth J. Gottlieb Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Joseph FitzGerald Chief Legal Officer Todd Wheeler VP, Associate General Counsel Pure Storage, Inc. 650 Castro Street, Suite 400 Mountain View, California 94041 (800) 379-7873

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share
– Great Dane Systems,Inc. 2014 Stock Incentive Plan	1,914,800	$1.74	(2)	$3,331,752.00	$364.00
– Portworx Inc. 2020 Equity Incentive Plan	2,016,061	$14.35	(3)	$28,930,475.35	$3,157.00
Total	3,930,861				$3,521.00

(1)    Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock (“common stock”) of Pure Storage, Inc. (“Pure”) that become issuable under the Great Dane Systems, Inc. 2014 Stock Incentive Plan (the "Great Dane Stock Incentive Plan") and/or Portworx Inc. 2020 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of common stock.

(2)    Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding stock options granted pursuant to the Great Dane Stock Incentive Plan.

(3)     Estimated in accordance with Rule 457(c) and 457(h) solely for purposes of calculating the registration fee on the basis of $14.35, the average of the high and low prices of Pure’s Class A common stock as reported on the New York Stock Exchange on September 24, 2020.

EXPLANATORY NOTE

On September 14, 2020, Pure Storage, Inc. (“Pure” or the “Registrant”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Porsche Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Pure (“Merger Sub”), Portworx Inc., a Delaware corporation (“Portworx”), and Shareholder Representative Services LLC, as the securityholders’ agent. On October 1, 2020, the transactions contemplated by the Merger Agreement will be consummated and Merger Sub will merge with and into Portworx (the “Merger”), with Portworx continuing as the surviving corporation and a wholly owned subsidiary of Pure.

At the effective time of the Merger (the “Effective Time”), Pure will assume (i) those certain options to purchase common stock of Portworx that are (x) unvested, unexercised and outstanding under the Great Dane Systems, Inc. 2014 Stock Incentive Plan (the "Great Dane Stock Incentive Plan") immediately prior to the Effective Time (after giving effect to any vesting that is contingent upon the completion of the Merger), (y) held by any employee of Portworx who continues employment with Pure or Portworx following the Effective Time (a “Continuing Employee”) and (z) “in-the-money” (each, an “Assumed Stock Option”); and (ii) those certain restricted stock units held by Continuing Employees that are unexpired and outstanding under the Portworx Inc. 2020 Equity Incentive Plan (the "Portworx Equity Incentive Plan") as of the Effective Time (each, an “Assumed RSU” and, together with the Assumed Stock Options, the “Assumed Equity Awards”).

Pursuant to the terms of the Merger Agreement, each Assumed Stock Option will be automatically converted, at the Effective Time, into an option to purchase shares of Pure’s Class A common stock and each Assumed RSU will be automatically converted, at the Effective Time, into restricted stock units of shares of Pure’s Class A common stock. Each Assumed Equity Award will be subject to substantially the same terms and conditions as applied to such Assumed Equity Award immediately prior to the Effective Time, except that (i) the number of shares of Pure’s Class A common stock subject to each Assumed Equity Award, and the exercise price, if applicable, will be adjusted in accordance with the terms of the Merger Agreement; and (ii) no Assumed Stock Options shall be (x) exercisable prior to vesting or (y) an “incentive stock option” within meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Pure is filing this Registration Statement for the purpose of registering 3,930,861 shares of the Pure’s Class A common stock that may be offered or issued pursuant to the Assumed Equity Awards granted under the Great Dane Stock Incentive Plan and the Portworx Equity Incentive Plan.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)our Annual Report on Form 10-K for the year ended February 2, 2020, filed with the SEC on March 27, 2020;

(b)our Quarterly Reports on Form 10-Q for the quarter ended May 3, 2020, filed with the SEC on June 11, 2020, and for the quarter ended August 2, 2020, filed with the SEC on September 11, 2020;

(c)our Current Reports on Form 8-K filed with the SEC on February 27, 2020 (excluding Item 2.02 thereto), June 29, 2020, August 25, 2020 and September 16, 2020;

(d)The portions of our Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2020 Annual Meeting of Stockholders, filed with the SEC on May 11, 2020, that are incorporated by reference in the Form 10-K; and

(e)The description of our Class A common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 25, 2015, including any amendments thereto or reports filed for the purposes of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s amended and restated certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS

Incorporated by Reference
Exhibit Number	Description	Form	SEC File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation.	10-Q	001-37570	3.1	12/11/2015
4.2	Amended and Restated Bylaws.	S-1	333-206312	3.4	9/9/2015
4.3	Form of Class A Common Stock Certificate.	S-1	333-206312	4.1	9/9/2015
5.1 *	Opinion of Cooley LLP	-	-	-	-
23.1 *	Consent of Cooley LLP (included in Exhibit 5.1)	-	-	-	-
23.2 *	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	-	-	-	-
24.1 *	Power of Attorney (included on the signature page of this Form S-8).	-	-	-	-
99.1*	Great Dane Systems, Inc. 2014 Stock Incentive Plan and related forms	-	-	-	-
99.2*	Portworx Inc. 2020 Equity Incentive Plan and related forms	-	-	-	-

* Filed herewith

ITEM 9. UNDERTAKINGS

1.The undersigned registrant hereby undertakes:

(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that Paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d)

of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 1st day of October, 2020.

PURE STORAGE, INC.

By:	/s/ Charles Giancarlo
Charles Giancarlo Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS , that each person whose signature appears below constitutes and appoints Charles Giancarlo, Kevan Krysler and John Colgrove, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Giancarlo	Chairman and Chief Executive Officer (Principal Executive Officer)	October 1, 2020
Charles Giancarlo

/s/ Kevan Krysler	Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2020
Kevan Krysler

/s/ Scott Dietzen	Vice Chairman and Director	October 1, 2020
Scott Dietzen

/s/ John Colgrove	Chief Technology Officer and Director	October 1, 2020
John Colgrove

/s/ Andrew Brown	Director	October 1, 2020
Andrew Brown

/s/ Mark Garrett	Director	October 1, 2020
Mark Garrett

/s/ Jeff Rothschild	Director	October 1, 2020
Jeff Rothschild

/s/ Anita Sands	Director	October 1, 2020
Anita Sands

/s/ Susan Taylor	Director	October 1, 2020
Susan Taylor

/s/ Roxanne Taylor	Director	October 1, 2020
Roxanne Taylor

/s/ Greg Tomb	Director	October 1, 2020
Greg Tomb